UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2013

URANIUM RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0470

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2013, Mr. John H. Pfahl notified the Board of Directors of Uranium Resources, Inc. (the “Company”) of his decision to resign from the Board, effective immediately, as the result of his relocation to Australia.  Mr. Pfahl joined the Board of Directors in June 2012 and served on the Board of Director’s Audit Committee and Nominating and Corporate Governance Committee.  Mr. Pfahl’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on December 27, 2013, the Board of Directors, in accordance with the Company’s Amended and Restated Bylaws, appointed Mr. Tracy A. Stevenson to the Board of Directors and Audit Committee, effective immediately.  The appointment of Mr. Stevenson, who qualifies as an independent director under applicable NASDAQ rules, fills the vacancy created by the departure of Mr. Pfahl from the Board.

Mr. Stevenson was nominated to the Board of Directors by Resource Capital Fund V L.P. (“RCF”), the Company’s largest stockholder, as provided by the terms of the Stockholders’ Agreement between RCF and the Company dated March 1, 2012, as subsequently modified by the Bridge Loan Agreement between the parties dated December 17, 2012, and the Loan Agreement between RCF and the Company dated November 13, 2013, whereby RCF has the right to designate two nominees to the Company’s Board of Directors so long as RCF holds more than 25% of the Company’s common stock on a partially diluted basis or any obligations remain outstanding under the Loan Agreement.  There have been no related party transactions between the Company and Mr. Stevenson.

Mr. Stevenson will receive compensation similar to the Company’s other non-employee directors, which is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2013.  The Company also granted an option to purchase 5,000 shares of the Company’s common stock to Mr. Stevenson in connection with his joining the Board.

Item 8.01                               Other Events.

On December 30, 2013, the Company issued a press release announcing the resignation of Mr. Pfahl and the appointment of Mr. Stevenson to the Board of Directors.  The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2013

URANIUM RESOURCES, INC.

	By:	/s/ Jeffrey L. Vigil
	Name:	Jeffrey L. Vigil
	Title:	Vice President—Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated December 30, 2013.